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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
INTEGRATED MEASUREMENT SYSTEMS, INC.
(Exact Name of Registrant as Specified In Its Charter)

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INTEGRATED MEASUREMENT SYSTEMS, INC.
9525 S.W. Gemini Drive
Beaverton, OR 97008
(503) 626-7117

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 22, 2001

To the Shareholders of
Integrated Measurement Systems, Inc.:

    NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Integrated Measurement Systems, Inc. (the "Company") will be held on Tuesday, May 22, 2001 at 10:00 a.m. at the Courtyard by Marriott, 8500 S.W. Nimbus Avenue, Beaverton, Oregon 97008 for the following purposes:

1.	Election of Directors. To elect three directors, two to serve for a three-year term and one to serve for a two-year term and until their successors are duly elected and qualified;
2.	Approval of an Amendment to the Company's 1995 Stock Incentive Plan. To approve an amendment to the Integrated Measurement Systems, Inc. 1995 Stock Incentive Plan;
3.
Ratification of Appointment of Auditors. To ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and
4.	Other Business. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The Board of Directors of the Company has fixed the close of business on March 30, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                      By Order of the Board of Directors,

                      Keith L. Barnes
                       Chief Executive Officer and Chairman of the Board

Beaverton, Oregon
April 17, 2001

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

INTEGRATED MEASUREMENT SYSTEMS, INC.
PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS

General

    This Proxy Statement is being furnished to the shareholders of Integrated Measurement Systems, Inc., an Oregon corporation ("IMS" or the "Company"), as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") from holders of the outstanding shares of IMS common stock, par value of $0.01 per share (the "Common Stock"), for use at the Company's Annual Meeting of Shareholders to be held at 10:00 a.m. on May 22, 2001, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, shareholders will be asked to: (i) elect three members to the Company's Board of Directors; (ii) approve an amendment to the Company's 1995 Stock Incentive Plan; (iii) ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and (iv) transact such other business as may properly come before the meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of IMS on or about April 17, 2001.

Solicitation, Voting and Revocability of Proxies

    The Board of Directors has fixed the close of business on March 30, 2001 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 1,789 beneficial holders of the 7,859,597 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

    The two persons named as proxies on the enclosed proxy card, Keith L. Barnes and Fred Hall, were designated by the Board of Directors. If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted by the named proxies in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the three nominees for election to the Board of Directors; FOR the approval of the proposed amendment to the Company's 1995 Stock Incentive Plan; and FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting of Shareholders that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

    Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, Integrated Measurement Systems, Inc., 9525 S.W. Gemini Drive, Beaverton, Oregon 97008, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

    At the Annual Meeting, three directors will be elected, two for a three-year term and one for a two-year term and until their successors are duly elected and qualified. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve as directors if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend.

    Under the Company's Articles of Incorporation, the directors are divided into three classes and serve for terms of three years, with one class typically being elected by the shareholders each year. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are duly elected and qualified. However, due to the filling of a vacancy on the Board, an additional member will be elected at the Annual Meeting for a two-year term. There is no cumulative voting for election of directors.

Information as to Nominees and Continuing Directors

    The following table sets forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person's age at March 30, 2001, principal occupation or employment during the past five years, the periods during which he has served as a director of IMS and positions currently held with IMS.

Nominees	Age	Director Since	Expiration of Term	Expiration for of Term which Nominated	Positions held with IMS
Keith L. Barnes	49	1989	2001	2004	Chief Executive Officer and Chairman of the Board of Directors
C. Scott Gibson	48	1995	2001	2004	Director
Michael F. Bosworth	53	2000	2001	2003	Director
Continuing Directors
Thomas R. Franz	42	1999	2002	—	Director
Paul A. Gary	60	1998	2002	—	Director
Milton R. Smith	65	1997	2003	—	Director
James E. Solomon	64	1995	2002	—	Director

    Keith L. Barnes.  Mr. Barnes was named the Company's Chief Executive Officer and Chairman of the Board in October 2000. Prior to this, Mr. Barnes served as the Company's Chief Executive Officer since May 1995, President since April 1991 and became the General Manager and a director of the Company in 1989. Mr. Barnes is a director of Data I/O Corporation, a public company that provides programming and handling equipment for the design and manufacture of programmable integrated circuits. Mr. Barnes is also on the Board of Directors of Clarity Visual Systems, Inc., a privately held manufacturer of digital visual messaging solutions.

    C. Scott Gibson.  Mr. Gibson has served as a director of the Company since May 1995. Mr. Gibson founded Gibson Enterprises, a venture capital firm. Prior to this, Mr. Gibson co-founded Sequent Computer Systems, Inc., a computer system supplier, in 1983 and served as Sequent's President from

1988 through March 1992. Prior to forming Sequent Computer Systems, Mr. Gibson was General Manager of Intel's Memory Components Operation. Mr. Gibson serves as a director of RadiSys Corporation, TriQuint Semiconductor, Inc. and Egghead.com, which are public companies. Mr. Gibson also serves as Chairman of the Oregon Graduate Institute of Science and Technology and as a director of several privately held technology companies.

    Michael Bosworth.  Mr. Bosworth has been a director of the Company since October 2000. Mr. Bosworth is currently the Senior Vice President of the Printed Circuit Board Systems Division of Cadence Design Systems. Mr. Bosworth has been employed by Cadence since it acquired OrCad, a supplier of Windows NT based Electronic Design Automation software, in August 1999. Mr. Bosworth was the President and Chief Executive Officer of OrCad since 1991 and the Chairman of its Board of Directors since 1997. Prior to joining OrCad, Mr. Bosworth spent nine years at Mentor Graphics in a variety of senior management positions.

    Milton R. Smith.  Mr. Smith has been a director of the Company since 1997. Mr. Smith currently serves as President of Smith Investments, a private investing and consulting firm. From September 1994 to February 1995, Mr. Smith served as President and Chief Executive Officer of Zeelan Technology, Inc., a software company. Mr. Smith was co-founder of and from October 1992 to May 1994 served as President and Chief Executive Officer of ThrustMaster, Inc., a manufacturer of interactive control devices for personal computers. From September 1992 to January 1993, Mr. Smith held executive positions with two software companies, Test System Strategies, Inc. and Analogy, Inc. Mr. Smith was co-founder of and from October 1986 until January 1992, held at various times the positions of Chairman of the Board, President and Chief Executive Officer of Floating Point Systems, Inc. Mr. Smith serves on the Board of Directors of several privately held companies and not-for-profit organizations.

    Thomas R. Franz.  Mr. Franz has been a director of the Company since April 1999. Mr. Franz currently serves as a Corporate Vice President at Intel Corporation ("Intel"). Mr. Franz joined Intel in 1980.

    Paul A. Gary.  Mr. Gary has served as a director of the Company since October 1998. From 1967 until 1996, Mr. Gary served in various capacities for Bell Laboratories, Western Electric and AT&T Microelectronics/Lucent Technologies, Inc., with his last position being Vice President of Netcom IC Business Unit for eight years. Mr. Gary retired from Lucent in June 1996. Mr. Gary is the Chairman of the Board of Directors of Data I/O Corporation and is on the Board of Directors of TriQuint Semiconductor, Inc.

    James E. Solomon.  Mr. Solomon has served as a director of the Company since April 1995. Since July 1995, Mr. Solomon has served as Chairman of the Board, President and Chief Executive Officer of XULU Entertainment, Inc. Mr. Solomon served as Senior Vice President and Chief Technology Officer for Cadence Design Systems, Inc. ("Cadence") from February 1994 to May 1996. Mr. Solomon also served as Senior Vice President and General Manager of Cadence's Analog Mixed-Signal Division from June 1989 to February 1994 and as President of Cadence's Analog Mixed-Signal Division from December 1988 until May 1989.

Board of Directors Committees and Nominations by Shareholders.

    The Company's Board of Directors maintains an Audit Committee and a Compensation Committee. During 2000, the Company's Board of Directors held four meetings and took action pursuant to three unanimous written consents. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held (including actions taken pursuant to unanimous written consents) by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served.

    The Audit Committee held four meetings during 2000. The members of the Audit Committee currently are Messrs. Gary (Chair of Audit Committee), Gibson and Smith. The Audit Committee reviews the scope of the independent annual audit and the independent public accountants' letter to the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and the Board of Directors' response to that letter, if deemed necessary.

    During 2000, the Compensation Committee held four meetings and took action pursuant to nine unanimous written consents. The members of the Compensation Committee during 2000 and currently are Messrs. Franz, Gibson (Chair of Compensation Committee) and Smith. The Compensation Committee is responsible for reviewing executive compensation and establishing executive compensation levels and also administering the Company's 1995 Stock Incentive Plan, the 2000 Nonqualified Stock Option Plan and the 1995 Employee Stock Purchase Plan.

    The full Board of Directors acts as a nominating committee (Mr. Barnes chairs the Nominating Committee) for selecting nominees for election as directors. The Company's bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice of nomination must also set forth certain information specified in Article III, Section 3.16 of the Company's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

Audit Committee Report

    The Audit Committee of the Board of Directors is comprised of three directors who are considered independent under applicable Nasdaq Stock Market rules. The Audit Committee operates under a written charter adopted by the Board. A copy of the Audit Committee charter is attached to this proxy statement as Appendix A.

    The primary purpose of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. The Audit Committee annually reviews and recommends to the Board the selection of the Company's independent accountants, subject to shareholder ratification.

    Management is responsible for preparing the Company's financial statements. The independent accountants are responsible for performing an independent audit of the Company's audited financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

    In this context, the Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Committee also has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    The Company's independent accountants also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

    Based on the above discussions and review with management and the independent accountants, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Commission.

    Respectfully submitted by the Audit Committee of the Board of Directors.

AUDIT COMMITTEE

Paul Gary, C. Scott Gibson and Milton R. Smith

Director Compensation

    The members of the Company's Board of Directors are reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings. In addition, each non-employee member of the Board of Directors receives an annual retainer of $12,600 and $1,000 for each Board meeting attended and each meeting of a committee of the Board attended if not on the date of a regularly scheduled Board meeting. Committee chairs receive an additional $500 per meeting. In 2000, each non-employee director, except for Mr. Bosworth who received options covering 15,000 shares (his initial grant), also received stock options under the Company's 1995 Stock Incentive Plan covering 7,000 shares of the Company's Common Stock.

The Board of Directors unanimously recommends that shareholders vote FOR the election of the nominees named in this Proxy Statement.

    If a quorum is present, the Company's bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

PROPOSAL NO. 2
APPROVAL OF AN AMENDMENT TO THE 1995 STOCK INCENTIVE PLAN

    The Company maintains its 1995 Stock Incentive Plan (the "1995 Plan") to attract and retain experienced and competent employees and others who provide services to the Company and to provide an incentive to such persons to exert their best efforts on behalf of the Company.

    A total of 2,587,000 shares of Common Stock have been reserved for issuance under the 1995 Plan. As of March 30, 2001, no shares remained available for grant under the 1995 Plan and options covering 2,159,788 shares were outstanding at an average exercise price of $8.55 per share. Included in the options outstanding at March 30, 2001 are options covering 77,000 shares, which were granted to three officers of the Company subject to approval of this proposal.

    The Board of Directors believes that additional shares will be needed under the 1995 Plan to provide appropriate incentives to employees and others. Accordingly, the Board of Directors has approved, and recommends shareholder adoption of, an amendment to the 1995 Plan that would increase from 2,587,000 shares to 2,977,000 shares the number of shares of Common Stock that are reserved for issuance under the 1995 Plan. Because the officers, directors and employees of the Company who may participate in the 1995 Plan and the amount of their options will be determined on a discretionary basis by the Compensation Committee or the full Board of Directors, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company's officers, directors and employees in the future.

    See Appendix B for a summary of the basic terms and provisions of the 1995 Plan.

The Board of Directors unanimously recommends that shareholders vote FOR the amendment to the 1995 Stock Incentive Plan.

    If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted for approval of the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted as votes cast and have no effect on the results of the vote on this proposal.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Arthur Andersen LLP to act as independent auditors for the Company for the fiscal year ending December 31, 2001, subject to ratification of such appointment by the Company's shareholders.

    Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Arthur Andersen LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 2001. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

    Arthur Andersen LLP was the independent auditor for the Company for the fiscal year ended December 31, 2000. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees Paid to Auditors Related to Fiscal 2000

Audit Fees	$89,000
Financial Information Systems Design and Implementation	—
All Other (1)	180,000

Total	$269,000

(1)
All other consists principally of statutory audits and miscellaneous tax compliance matters. These types of services represent services customarily provided by a Company's auditors.

The Board of Directors recommends a vote for the ratification of the appointment of
Arthur Andersen LLP as independent accountants of the Company for the year ending December 31, 2001.

    If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted for approval of the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted as votes cast and have no effect on the results of the vote on this proposal.

STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding the ownership of the Common Stock as of March 30, 2001 with respect to: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's continuing directors,

(iii) each of the Company's nominees for election as director, (iv) each of the Company's named executive officers and (v) all current directors and executive officers as a group.

Name and Business Address	Shares of Common Stock Beneficially Owned (1)	Percent of Common Stock Outstanding
Cadence Design Systems, Inc. 2655 Seely Road, Bldg 5, MS 5B2 San Jose, CA 95134	2,559,000	32.6%
State of Wisconsin Investment Board (2) 121 East Wilson Street Madison, Wisconsin 53707	1,038,000	13.2%
Invista Capital Management, LLC (3) Principal Mutual Holding Co. 699 Walnut, 1800 Hub Tower Des Moines, IA 50309	810,701	10.3%
Dimensional Fund Advisors, Inc. (4) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	484,600	6.2%
Keith L. Barnes	203,238	2.5%
Donald E. Grant	139,379	1.7%
W. Barry Baril	111,389	1.4%
James E. Solomon	89,389	1.1%
C. Scott Gibson (5)	53,589	*
Milton R. Smith	39,389	*
Wendell Roberts	29,792	*
Fred Hall	29,210	*
Paul A. Gary	25,556	*
Thomas R. Franz	14,501	*
Michael F. Bosworth	3,084	*
Current Executive Officers and Directors as a group (11 persons)	738,516	8.7%

*	less than one percent

(1)	Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. The Company had 7,859,597 shares of its common stock outstanding on March 30, 2001. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from March 30, 2001 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 30, 2001 are as follows:
Name	Shares Subject to Options
Keith L. Barnes	190,489
Donald E. Grant	138,251
W. Barry Baril	108,879
James E. Solomon	39,389
C. Scott Gibson	39,389
Milton R. Smith	25,778
Wendell Roberts	29,792
Fred Hall	28,210
Paul A. Gary	17,556
Thomas R. Franz	14,501
Michael Bosworth	2,084
All current executive officers and directors as a group	634,318
(2)	This information as to beneficial ownership is based on a Schedule 13G filed by State of Wisconsin Investment Board ("SWIB"). SWIB is a government agency that manages public pension funds subject to provisions comparable to ERISA. SWIB has sole voting and dispositive power with respect to all shares held.
(3)	This information as to beneficial ownership is based on a Schedule 13G filed by Invista Capital Management, LLC ("Invista") and Principal Mutual Holding Co. ("Principal"). Invista and Principal are Investment Advisers registered under Section 203 of the Investment Advisers Act of 1940. Invista and Principal have shared voting and dispositive power over all shares held.
(4)	The following information is obtained solely from a Form 13G filing prepared by Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional, an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and dispositive power over the securities listed herein that are owned by the Portfolios. All securities reported in this schedule are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities.
(5)	Includes 4,100 shares held in Mr. Gibson's self-employed pension and 10,100 in various trusts over which Mr. Gibson maintains voting and dispositive control.

MANAGEMENT

Executive Officers

    The following table sets forth certain information with respect to the executive officers of the Company as of March 30, 2001.

Name	Age	Position
Keith L. Barnes	49	Chief Executive Officer and Chairman of the Board
W. Barry Baril	49	Chief Technology Officer
Donald E. Grant	59	President and Chief Operating Officer
Fred Hall	51	Chief Financial Officer, Secretary and Treasurer
Wendell Roberts	58	Vice President, World Wide Sales

Significant Employees

    The following table sets forth certain information with respect to significant employees of the Company as of March 30, 2001.

Name	Age	Position
Mark Allison	44	Vice President and General Manager, Memory Products Division
Roger Ball	56	General Manager, Engineering, Virtual Test Division
Jack Frost	43	General Manager, System on Chip Validation Systems Division
Gwyn Harvey	47	Vice President, Human Resources
Wally Karstad	54	Vice President, Customer Service
John McCoy	50	Vice President, World Wide Manufacturing

    Information concerning the principal occupation of Mr. Barnes is set forth under the heading "Election of Directors." Information concerning the principal occupation during at least the last five years of the executive officers and significant employees of the Company who are not also directors of the Company is set forth below.

    Mark Allison  Mr. Allison joined the Company in November 1995 as Vice President of Marketing and was appointed Vice President and General Manager, Memory Division in 1998. Prior to joining the Company, Mr. Allison was Director of Memory Marketing for Credence Systems Corporation during 1995 and Director of Marketing for Megatest Corporation, from 1985 to 1995. Both companies are ATE manufacturers.

    W. Barry Baril  Mr. Baril is a founder of the Company, and has been the Vice President of Engineering since the Company's inception in 1983 and was appointed Chief Technology Officer in 1998. Previously, Mr. Baril was Engineering Group Manager for the Logic Analyzer Division of Tektronix, a high technology company, for one year, Hybrid Circuit Project Manager and Group Leader for three years in Tektronix labs, and a Hybrid Circuit Project Manager and Design Engineer for four years at Burr Brown, an analog integrated circuit company.

    Roger Ball  Mr. Ball joined the Company in November 1994 as Director, Engineering, Virtual Test Division. In January 2000, he was promoted to General Manager of the Engineering, Virtual Test Division. Prior to joining the Company, Mr. Ball was General Manager of the Design Automation Division at GenRad, Inc.

    Jack Frost  Mr. Frost joined the Company in June 1985 and has held a number of positions in Applications, U.S. and Asian Sales and Marketing. From 1998 until being promoted to General Manager, System on Chip Validation Systems Division in January 2001, Mr. Frost held the position of

Director, Mixed Signal Marketing. Prior to joining the Company, Mr. Frost held various marketing, engineer and sales positions at Intel Corp.

    Donald E. Grant  Mr. Grant joined the Company in 1989 as Vice President of Operations and was promoted to Senior Vice President, Operations and General Manager of the Digital Test Systems Division in 1998. In 1999, Mr. Grant was promoted to Senior Vice President, Operations and General Manager of the Logic Validation and Mixed Signal Divisions and in October 2000, was promoted to President and Chief Operating Officer. Prior to joining the Company, Mr. Grant was Director of Manufacturing at Protocol Systems, Inc., a medical device manufacturer, from 1986 to 1989, and Director of Operations at Kentrox Industries from 1983 to 1986. Mr. Grant held various manufacturing and engineering positions with Hewlett Packard from 1972 to 1983.

    Fred Hall  Mr. Hall joined the Company in 1998 as Chief Financial Officer, Secretary and Treasurer. From 1997 until joining the Company in 1998, Mr. Hall was Vice President, Finance and Chief Financial Officer of Naiad Technologies, Inc., a biotechnology start-up company. From October 1994 until 1997, Mr. Hall served as Vice President, Chief Financial Officer, Treasurer and Assistant Secretary for CFI ProServices, Inc., a provider of integrated, PC-based software for financial institutions. From June 1992 until October 1994, Mr. Hall served as Vice President, Finance and Chief Financial Officer, Secretary and Treasurer of Itronix Corporation, a manufacturer of hand held computers.

    Gwyn Harvey  Ms. Harvey is currently Vice President of Human Resources. Ms. Harvey joined the Company in 1987 as Director of Human Resources. Prior to joining the Company, Ms. Harvey worked in a variety of human resources management and professional positions with Metheus Corporation, Computervision Corporation, Metheus-Computervision, Inc., Sierracin-EOI and Fairchild, a Schlumberger Company.

    Wally Karstad  Mr. Karstad joined the Company in March 2001 as Vice President, Customer Service. Prior to joining the Company, Mr. Karstad served as Customer Service Operations Manager for Electro Scientific Industries, Inc. from 1999 until 2001. From 1983 until 1999, Mr. Karstad served in a variety of capacities for Tektronix, Inc., most recently as Director, Americas and Service Alliances and Director, U.S. Service Operations.

    John McCoy  John McCoy joined the Company in 1997 as Director of Manufacturing and was promoted to Vice President of World Wide Manufacturing on April 1, 2001. Prior to joining the Company, Mr. McCoy was Vice President of Manufacturing, Director of Manufacturing and Director of Quality Assurance at Metheus Corporation, a supplier of high-resolution graphics solutions, from 1983 to 1996. Mr. McCoy held various engineering and manufacturing positions with Tektronix Inc., National Semiconductor, and Fairchild Semiconductor from 1972 to 1983.

    Wendell Roberts  Mr. Roberts joined the Company in March 1999 as Vice President, World Wide Sales. From 1997 until joining the Company, Mr. Roberts was Vice President, U.S. and European Sales and Vice President, Global Accounts for Mattson Technology Corporation, a supplier of semiconductor wafer processing equipment. From 1992 until 1997, Mr. Roberts served as President of Summit Sales Strategies, Inc., a sales process and productivity consulting firm he founded. From 1990 until 1992, Mr. Roberts served as General Manager, Northwest Area Sales Operations for Mentor Graphics Corporation, an electronic design automation company. From 1989 until 1990, Mr. Roberts served as Vice President, North American Sales for Synopsys, Inc., also an electronic design automation company.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

    The following table provides certain summary information for the fiscal years ended December 31, 1998, 1999 and 2000 concerning compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for the fiscal year ended December 31, 2000 (collectively, the "named executive officers").

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)	Securities Underlying Options (#)		All Other Compensation ($)
Keith L. Barnes Chief Executive Officer	2000 1999 1998	$280,000 272,500 250,000	$233,750 144,840 —	$20,585 18,049 18,194	180,000 65,112 779,896	(2)	$	— — —
Wendell Roberts (3) Vice President, World Wide Sales	2000 1999	148,250 113,758	137,526 50,409	8,556 6,090	10,000 50,000			— —
Donald E. Grant President and Chief Operating Officer	2000 1999 1998	169,292 152,098 142,088	52,659 27,764 694	2,525 1,745 2,107	103,000 14,200 150,000	(2)		3,462 — 5,192	(4) (4)
W. Barry Baril Chief Technology Officer	2000 1999 1998	151,475 144,000 136,250	41,055 44,459 2,725	1,662 625 742	40,000 2,500 180,000	(2)		— — —
Fred Hall (5) Chief Financial Officer, Secretary and Treasurer	2000 1999 1998	139,821 132,850 40,917	48,477 33,725 —	1,940 916 244	80,000 — 60,000			— — —
(1)	Represents Company reimbursements for one or more of the following: organization dues, Company payments of additional insurance premiums and an automobile allowance.
(2)	Grants during 1998, net of those canceled and reissued, were 66,000, 50,000 and 50,000, respectively, for Messrs. Barnes, Baril and Grant, respectively.
(3)	1999 salary represents amounts earned from the time Mr. Roberts joined the Company in March 1999 through December 1999. Bonus amounts for Mr. Roberts in 1999 and 2000 represent sales commissions.
(4)	Represents a cash pay-out of accrued vacation.
(5)	1998 salary represents amounts earned from the time Mr. Hall joined the Company in September 1998 through December 31, 1998.

Stock Option Grants

    The following table sets forth certain information concerning stock options granted to the named executive officers during the year ended December 31, 2000 under the Company's 1995 Stock Incentive Plan.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
			% of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Number of Securities Underlying Options Granted
				Exercise Price/Share (1)	Expiration Date
Name						5% ($)	10% ($)
Keith L. Barnes	65,000(3 115,000(3	) )(7)	7.7 13.6%	$14.50 7.75	01/10/10 12/28/10	$592,733 560,502	$1,502,102 1,420,423
Wendell Roberts	10,000(4)		1.2	16.00	01/20/10	100,623	254,999
Donald E. Grant	100,000(5 3,000(6	) )	11.8 0.4	13.50 16.00	09/27/10 01/20/10	849,008 30,187	2,151,552 76,500
W. Barry Baril	10,000(3 30,000(3	) )(7)	1.2 3.6	16.00 7.75	01/20/10 12/28/10	100,623 146,218	254,999 370,545
Fred Hall	50,000(4 30,000(3	) )(7)	5.9 3.6	16.00 7.75	01/20/10 12/28/10	503,116 146,218	1,274,994 370,545
(1)	Options were granted at an exercise price equal to the fair market value of the Company's Common Stock at the time of grant.
(2)	The potential realizable value is calculated based upon the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimates or projection of the future Common Stock price. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future periods.
(3)	Such options vest ratably over 48 months from the date of grant.
(4)	These options vest as to 50% of the shares covered ratably over 48 months from the date of grant, with the remaining 50% vesting on the tenth anniversary of the grant date, with acceleration provisions for the second 50% based on meeting certain performance criteria.
(5)	These options vest as to 50% of the shares covered ratably over 24 months from the date of grant, with the remaining 50% vesting on the tenth anniversary of the grant date, with acceleration provisions for the second 50% based on meeting certain performance criteria.
(6)	These options vest 100% on the tenth anniversary of the grant date, with acceleration provisions based on meeting certain performance criteria.
(7)	The full amount of Mr. Baril's and Mr. Hall's option grants and 17,000 shares of Mr. Barnes' option grant are subject to shareholder approval of the amendment to increase the number of shares authorized under the 1995 Plan (see Proposal No. 2).

Option Exercises and Holding

    The following table sets forth certain information with respect to the named executive officers concerning the exercise of options granted under the Company's 1995 Stock Incentive Plan during the year ended December 31, 2000, and the value of unexercised options held as of December 31, 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

Name	Shares Acquired On Exercise (#)	Value Realized (1) ($)	Number of Securities Underlying Unexercised Options At FY-End (#) Exercisable/ Unexercisable		Value of Unexercised In-The-Money Options At FY-End ($) (2) Exercisable/ Unexercisable
Keith L. Barnes	156,900	$1,639,073	160,234	375,426	$112,811	$218,843
Wendell Roberts	—	—	25,104	34,896	—	—
Donald E. Grant	—	—	123,250	140,950	79,295	52,005
W. Barry Baril	22,500	289,060	100,337	66,663	105,872	46,549
Fred Hall	22,835	282,018	18,107	99,058	21,742	52,591
(1)	Market value of the underlying securities at exercise date, minus exercise price of the options.
(2)	Amounts reflected are based upon the market value of the underlying securities at fiscal year end ($7.9375) minus the exercise price.

Executive Deferred Compensation Plan

    On July 1, 1996, the Company implemented an Executive Deferred Compensation Plan (the "Deferred Compensation Plan") for the purpose of providing eligible executives and employees with a program for deferring compensation earned during employment. Under the terms of the Deferred Compensation Plan, eligible executives and employees of the Company may make voluntary contributions to the Plan of up to 90% of their compensation. The voluntary contributions are invested in a variety of investment funds for the intended use of paying plan benefits when participating executives and employees become eligible to receive such benefits under the terms of the Deferred Compensation Plan. The Company currently does not match executive or employee contributions and currently does not intend to do so in the future.

Employment Contracts

    The Company has entered into Employment Agreements with certain of the named executive officers. Each such Employment Agreement is terminable by either party. If the executive officer resigns voluntarily or is properly terminated for cause, all pay and benefits under the agreement will cease as of the date of such resignation or termination. If the executive officer is terminated other than for cause (including the voluntary resignation by an officer upon a breach by the Company of its obligations to the executive officer), the executive officer would receive all base salary, commissions and bonuses earned through the date of termination plus a payment equal to all accumulated but unused vacation and sick leave. In addition, the officer would be entitled to continued vesting of options (or alternatively be paid the in-the-money value of such options), certain benefits, and payment of base salary for a severance period, which is two years in the case of Mr. Barnes, one year in the case of Mr. Hall and Mr. Grant and six months for Mr. Baril. If there is a change in control of the Company, the vesting schedule of the options held by the named executive officers would accelerate so that all such options would become immediately exercisable.

Compensation Committee Report

    Executive Compensation Philosophy.  The Compensation Committee is comprised of Messrs. Franz, Gibson and Smith, all non-employee, outside directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company's executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive compensation and corporate performance, while at the same time motivating and retaining executive officers.

    Executive Compensation Components.  The key components of the Company's compensation program are base salary, cash bonuses and equity participation. These components are administered with the goals of providing total compensation that is competitive in the marketplace, rewarding successful financial performance and aligning executive officers' interests with those of shareholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

    Base Salary.  Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. In setting the base salaries, the Company utilized surveys including the AEA Executive Compensation Survey and others. Some of the companies included in these surveys are included in the peer group utilized in the Company's performance graph. Base pay increases are provided to executive officers based on an evaluation of each executive's performance, as well as the overall performance of the Company. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing managers and employees and exercising leadership. Based on the above criteria, the Compensation Committee believes that executive officer base salaries for 2000 were reasonable.

    Cash Bonuses.  The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company, strategic business unit and individual performance criteria. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, each year, the Compensation Committee establishes cash bonuses for executive officers based on the Company's and the individual's achievement of certain performance criteria. For fiscal 2000, the Company's named executive officers received aggregate cash bonuses equal to approximately 27.1% to 83.5% of the total base salaries paid to such officers.

    Stock Options.  The Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company's growth and profitability and competitive marketplace practices. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders. Stock options also provide an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a number of years. See "Option Grants In Last Fiscal Year" table for a detail of options granted to the named executive officers during 2000. The Company also maintains an Employee Stock Purchase Plan, which covers substantially all eligible full-time employees.

    Compensation of Chief Executive Officer.  Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by Keith L. Barnes, the Company's Chief Executive Officer and a director of the Company, for services rendered in 2000. Mr. Barnes received a base salary of $280,000 for 2000 and a cash bonus of $233,750, which was 83.5% of his base salary. Mr. Barnes received options to purchase 180,000 shares of the Company's Common Stock during 2000.

COMPENSATION COMMITTEE

Thomas R. Franz
C. Scott Gibson
Milton R. Smith

Compensation Committee Interlocks and Insider Participation

    The members of the Compensation Committee during the fiscal year ended December 31, 2000 were Thomas R. Franz, C. Scott Gibson and Milton R. Smith, all non-employee, outside directors. None of our executive officers serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving on our compensation committee.

Stock Performance Graph

    The following line graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market U.S. Index and an index of peer companies selected by the Company. The total cumulative return on investment (change in stock price plus reinvested dividends) for each of the periods for the Company's Common Stock, the Nasdaq Stock Market U.S. Index and the peer group index is based upon an assumed initial investment of $100 with reinvestment of dividends.

		Indexed Returns
		Year Ending
	Base Period 12/31/95
Company/Index		12/31/96	12/31/97	12/31/98	12/31/99	12/31/00
Integrated Measurement Systems, Inc.	$100.00	$117.80	$116.10	$50.85	$95.76	$53.82
Nasdaq U.S. Index	100.00	123.04	150.69	212.51	394.94	237.68
Peer Group	100.00	117.77	137.70	170.95	271.69	185.27

    The peer group companies are weighted based on market capitalization and are as follows: Cadence Design Systems, Inc., Credence Design Systems, Inc., Electroglas, Inc., KLA-Tencor, Inc., LTX Corp., Mentor Graphics, Inc., Synopsys, Inc. and Teradyne, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires that the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

    Based solely on its review of the copies of such reports received by it with respect to fiscal 2000 and written representations from reporting persons that no other reports were required, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with for fiscal 2000, except for the following:

  •
  Mr. Allison, a former executive officer of the Company, filed one late Form 4, Statement of Changes in Beneficial Ownership, relating to an option exercise and sale of the resulting stock;

  •
  Mr. Barnes, an officer and director of the Company, filed two late Form 4s, Statement of Changes in Beneficial Ownership, relating to option exercises and sales of the resulting stock;

  •
  Mr. Hall an officer of the Company, filed one late Form 4, Statement of Changes in Beneficial Ownership, relating to an option exercise and sale of stock;

  •
  Ms. Harvey, a former executive officer of the Company, filed one late Form 4, Statement of Changes in Beneficial Ownership, relating to the sale of stock; and

  •
  Mr. Smith, a director of the Company, filed one late Form 4, Statement of Changes in Beneficial Ownership, relating to an option exercise.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

    In certain foreign markets, primarily Europe, Cadence Design Systems, Inc. ("Cadence") employees act as sales agents for the Company. The Company reimburses Cadence for related costs incurred on the Company's behalf, plus an administrative fee. Cadence also provides facilities for certain domestic Company sales personnel. During 2000 the cost of the above services provided by Cadence totaled approximately $535,000.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

    Pursuant to the proxy soliciting regulations of the Securities and Exchange Commission (the "SEC"), any shareholder proposal intended for inclusion in the proxy statement relating to the Company's 2002 Annual Meeting of Shareholders must be received by the Company not later than December 18, 2001. In addition, the Company's Bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of the Company not less than 60 days, nor more than 90 days, prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement for such meeting any shareholder proposal that does not meet the requirements of the SEC in effect at the time.

OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2001 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

COST OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Also, Allen Nelson & Co. may solicit proxies at an approximate cost of $2,000 plus reasonable expenses.

ADDITIONAL INFORMATION

    A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2000 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 2000 with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Secretary, Integrated Measurement Systems, Inc., 9525 S.W. Gemini Drive, Beaverton, Oregon 97008.

                      By Order of the Board of Directors

                      Keith L. Barnes
                      Chief Executive Officer and Chairman of the Board

Beaverton, Oregon
April 17, 2001

APPENDIX A

AUDIT COMMITTEE CHARTER

I. Overall Purpose

    The primary purpose of the Audit Committee is to assist the Board of Directors in achieving its oversight responsibilities in the following areas:

  •
  Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

  •
  Overseeing that management has established and maintained processes to assure that an adequate system of internal control over key business risks is functioning within the Company;

  •
  Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policies.

II.  Composition

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

    The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and will serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. Meetings

    The Committee shall meet at least quarterly, prior to the Company's release of earnings for the preceding quarter. In addition to the Committee members, Company management and the independent accountants will attend these quarterly meetings. The agenda for the quarterly meetings shall include, at a minimum, a review of the Company's financial results and an executive session with the independent accountants. The Committee will include other agenda topics, which, in its opinion, are necessary to executing its responsibilities under this charter. The Committee may meet more frequently as circumstances dictate.

IV. Activities

    In fulfilling its overall purpose, the audit committee shall annually schedule and carry out the following activities. The five broad areas of activities include:

  •
  General

  •
  Reporting

  •
  Independent Accountants

  •
  Key Risks and Controls

  •
  Ethical and Legal Standards

Area: GENERAL

1.
Determine that each Committee member is independent and free from any relationships that would interfere with the exercise of his or her judgment as a member of the Committee. Definition of independence would exclude directors who:

•
Have been employed by the corporation during the past three years,

•
Accept compensation in excess of $60,000 from the Company, or any of its affiliates during the previous fiscal year other than for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation,

•
Are members of the immediate family of any executive officer employed during the past three years,

•
Are executives of other corporations where any of the corporations executives serves on the compensation committee

•
Is a partner in, a controlling shareholder or executive officer of any for-profit business organization to which the corporation made or received payments in any of the past three years that exceed 5% of the company's or business organizations consolidated gross revenues for that year, or $200,000, whichever is greater. Payments resulting solely from investments in the company's securities need not be considered for this purpose.

2.
Determine that all Committee members are "financially literate" and at least one member has financial management experience, as defined by the full board.

3.
Review and update this Charter periodically, at least annually, as conditions dictate. Full board approval is required for adoption and significant changes to the charter.

4.
Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each meeting with the full Board of Directors.

5.
The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

Area: REPORTING

1.
Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

2.
Review with management and the Company's independent public accountants the applicability and impact of any new pronouncements issued by FASB or other applicable regulatory agencies.

3.
Disclose in the annual proxy statement whether the Committee has satisfied its responsibilities in compliance with this charter. Specifically, the report would require audit committees to state that they have reviewed and discussed the financial statements with management, discussed the items required by SAS 61 (including the quality of reporting) with independent auditors, and indicate that the audit committee has received the written report from auditors required by ISB 1 regarding auditors' independence. Finally, the report would require audit committee's to recommend to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for filing with the Commission.

4.
Publish the written charter in the annual report at least every three years or in the next proxy statement after a significant amendment.

5.
Meet with (telephonic or in person) financial management and the independent accountants following the completion of the independent accountants SAS #71 interim financial review and prior to the form 10Q filing/release of earnings.

Area: INDEPENDENT ACCOUNTANTS

1.
Review and approve the selection of the independent accountants. It should be clear to the independent accountants that they are ultimately accountable to the board of directors and the audit committee as representatives of the shareholders

2.
Review with the independent accountants the scope of their examinations of the books and records of the Company and its subsidiaries and direct the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable.

3.
On an annual basis, receive a formal written statement from the independent auditors as to all significant relationships the accountants have with the Company to determine the accountants' independence.

4.
Review with management and the independent auditor their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

5.
Review with management and the independent accountants at the completion of their audit:

•
The existence of any fraud or illegal acts that the auditor may have become aware of;

•
Any significant deficiencies in the design or operation of internal controls noted during the audit;

•
Selection of and changes in significant accounting policies or their application;

•
Process used by management in making significant accounting judgments or estimates

•
Significant audit adjustments

•
Review by the auditors of other information in the audited financial statements.

•
Disagreements with management

•
Consultation, if any, with other auditors on significant accounting matters

•
Serious difficulties encountered during the audit

6.
Consider recommendations from the independent accountants and internal auditors regarding internal controls, information technology controls and security and other matters relating to the Company and its subsidiaries and reviewing the correction of controls or processes deemed to be needing improvement.

7.
Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

Area: KEY RISKS AND CONTROLS

1.
Inquire of management, the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks.

2.
Review accounting and financial human resources and succession planning.

Area: ETHICAL AND LEGAL STANDARDS

1.
Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

2.
Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

3.
Review and approve updates periodically to the Corporations Code of Conduct and ensure that management has established a system to enforce this Code.

4.
Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

APPENDIX B

SUMMARY OF THE COMPANY'S 1995 STOCK INCENTIVE PLAN

General

    The 1995 Stock Incentive Plan (the "1995 Plan"), which was approved by the Company's sole shareholder on May 11, 1995, provides for grants of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and "non-qualified stock options" which are not qualified for treatment under Section 422 of the Code, and for direct stock grants and sales to employees or consultants of the Company.

    There are currently a total of 2,587,000 shares of common stock authorized for issuance under the 1995 Plan. As of March 30, 2001, no shares remained available for future issuance. Subject to shareholder approval of the amendment to increase the number of shares of common stock authorized for issuance under the 1995 Plan, there will be 394,332 shares available for future issuance.

Administration

    The 1995 Plan is administered by the Compensation Committee of the Board of Directors.

Eligibility

    At March 30, 2001, five officers, six outside directors and approximately 302 other employees were eligible to participate in the 1995 Plan.

Option Term

    The term of each option granted under the 1995 Plan will generally be ten years from the date of grant, or such shorter period as may be established at the time of the grant. An option granted under the 1995 Plan may be exercised at such times and under such conditions as determined by the Compensation Committee. If a person who has been granted an option ceases to be an employee or consultant of the Company, such person may exercise that option only during the exercise period established by the Compensation Committee at the time the options were granted, which shall not exceed 90 days after the date of termination, and only to the extent that the option was exercisable on the date of termination. If a person who has been granted an option ceases to be an employee or consultant as a result of such person's total and permanent disability, such person may exercise that option at any time within twelve months after the date of termination, but only to the extent that the option was exercisable on the date of termination. Except as otherwise provided in the agreement evidencing the terms of an option grant, no option granted under the 1995 Plan is transferable other than at death, and each option is exercisable during the life of the optionee only by the optionee. In the event of the death of a person who has received an option, the option generally may be exercised by a person who acquired the option by bequest or inheritance during the twelve month period after the date of death to the extent that such option was exercisable on the date of death.

Exercise Price

    The exercise price of incentive stock options granted under the 1995 Plan may not be less than the fair market value of a share of Common Stock on the last market trading day prior to the date of grant of the option and incentive options granted to greater than 10% shareholders may not be granted for less than 110% of fair market value. Non-qualified stock options may be granted at the price determined by the plan administrator. The consideration to be paid upon exercise of an option, including the method of payment, will be determined by the Compensation Committee and may consist entirely of cash, check, shares of Common Stock or any combination of such methods of payment as permitted by the Compensation Committee.

B-1

Term of 1995 Plan

    The 1995 Plan will continue in effect until May 2005, unless earlier terminated by the Board of Directors, but such termination will not affect the terms of any options outstanding at that time. The Board of Directors may amend, terminate or suspend the 1995 Plan at any time as it may deem advisable.

Federal Income Tax Consequences

    The federal income tax discussion set forth below is included for general information only. Optionees are urged to consult their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state and local income and other tax laws.

    Incentive Stock Options.  Certain options authorized to be granted under the 1995 Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon exercise of an incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. Upon any disqualifying disposition by an employee, the Company will be entitled to a deduction to the extent the employee realized ordinary income.

    Non-qualified Stock Options.  Certain options granted under the 1995 Plan will be treated as non-qualified stock options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a non-qualified stock option pursuant to the 1995 Plan until the option is exercised. At the time of exercise of a non-qualified stock option, the optionee will realize ordinary compensation income, and the Company will be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company's deduction is conditioned upon withholding on the income amount. Upon the sale of shares acquired through the exercise of a non-qualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

    Consequences to the Company.  The Company recognizes no deduction at the time of grant or exercise of an incentive stock option. The Company will recognize a deduction at the time of exercise of a non-qualified stock option on the difference between the option price and the fair market value of the shares on the date of exercise. The Company will also recognize a deduction to the extent the optionee recognizes income upon a disqualifying disposition of shares acquired through the exercise of an incentive stock option.

New Plan Benefits

    Through March 30, 2001, no options had been granted under the 1995 Plan during 2001. Future grants under the 1995 Plan are discretionary and therefore, grants for the remainder of 2001 or thereafter cannot be determined.

B-2

INTEGRATED MEASUREMENT SYSTEMS, INC.
Proxy for Annual Meeting of Shareholders to be Held on May 22, 2001

   The undersigned hereby names, constitutes and appoints Keith L. Barnes and Fred Hall, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Integrated Measurement Systems, Inc. (the "Company") to be held at 10:00 a.m. on Tuesday, May 22, 2001, and at any adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on March 30, 2001, with all the powers that the undersigned would possess if he were personally present.

1.	PROPOSAL 1— Election of Directors	FOR all nominees listed below / /	WITHHOLD AUTHORITY to vote for all nominees listed below / /

To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

Keith L. Barnes, Michael Bosworth, C. Scott Gibson

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

2.
PROPOSAL 2—To approve an amendment to the Integrated Measurement Systems, Inc. 1995 Stock Incentive Plan.

FOR PROPOSAL 2 / /   AGAINST PROPOSAL 2 / /   ABSTAIN ON PROPOSAL 2 / /

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2

3.
PROPOSAL 3—To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 2001.

FOR PROPOSAL 3 / /   AGAINST PROPOSAL 3 / /   ABSTAIN ON PROPOSAL 3 / /

(Continued on reverse side)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 3

4.
Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in such manner as determined by a majority of the Board of Directors of the Company. Management is not presently aware of any such matters to be presented for action at the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.
IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS,
THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN
PROPOSAL 1 AND FOR PROPOSALS 2 and 3.

Signature(s)                                                   Dated               , 2001
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

I do (  ) do not (  ) plan to attend the meeting. (Please check)

The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices at 9525 S.W. Gemini Drive, Beaverton, Oregon 97008, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.

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INTEGRATED MEASUREMENT SYSTEMS, INC. PROXY STATEMENT for ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
The Board of Directors unanimously recommends that shareholders vote FOR the election of the nominees named in this Proxy Statement.
PROPOSAL NO. 2 APPROVAL OF AN AMENDMENT TO THE 1995 STOCK INCENTIVE PLAN
The Board of Directors unanimously recommends that shareholders vote FOR the amendment to the 1995 Stock Incentive Plan.
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Board of Directors recommends a vote for the ratification of the appointment of Arthur Andersen LLP as independent accountants of the Company for the year ending December 31, 2001.
STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS
MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS AND RELATIONSHIPS
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
OTHER MATTERS
COST OF SOLICITATION
ADDITIONAL INFORMATION
AUDIT COMMITTEE CHARTER
SUMMARY OF THE COMPANY'S 1995 STOCK INCENTIVE PLAN
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 3
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 and 3.